UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 3, 2004

UNIVERSAL COMMUNICATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	4812	860887822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

407 Lincoln Road, Suite 12F, Miami Beach, FL 33139

(Address of Principal Executive Office) (Zip Code)

305-672-6344

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On January 13, 2004, Universal Communication Systems, Inc. (the “Company”) filed its Form 10-KSB for the year ended September 30, 2003 (the “2003 Report”) with the Securities and Exchange Commission (“SEC”). Prior to this filing, the Company had not finished providing its independent certified public accountants, Reuben E. Price & Co. (the “Firm”), with all of the information requested by the Firm to complete its audit of the Company’s financial statements for the years ended September 30, 2003 and 2002 (the “Financial Statements”). In large part, the Company was not able to provide all requested information to the Firm in a timely fashion because of a fire at the building which houses the Company’s corporate headquarters, which resulted in the damage or destruction of many of the Company’s records. Notwithstanding the fact that the Firm had not completed its audit and the Financial Statements were only in draft form, the 2003 Report, including the Financial Statements and the Firm’s preliminary report thereon, was filed with the SEC.

On May 3, 2004, the Company was again notified by the Firm that it had not completed its audit and had not rendered its consent to the filing of its report on the Financial Statements with the SEC. Until such time as the Firm releases its report of audit, it is unwilling to be associated with the Financial Statements.

The Company has been preparing an amendment to the 2003 Report to respond to certain SEC comments it had received in connection with a SEC review of the Company’s periodic filings. The Company is continuing to provide the Firm with the information necessary for it to complete its work and to consent to the filing of its report on the Financial Statements with the amended 2003 Report. In addition, the Company will reflect any changes required by the Firm in the Financial Statements when it files the amended 2003 Report. The Company does not believe that the Financial Statements as contained in the initial filing of the 2003 Report contained any material inaccuracies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNIVERSAL COMMUNICATION SYSTEMS, INC.

Date: May 4, 2004	By:	/s/ MICHAEL J. ZWEBNER
Michael J. Zwebner Chairman and Chief Executive Officer